AMERICAN SEAFOODS ANNOUNCES
SUCCESSFUL COMPLETION OF CONSENT SOLICITATION

Seattle, Washington (March 14, 2007) - ASG Consolidated LLC (the "Company" or "American Seafoods") announced today that is has received consents from holders of a majority in aggregate principal amount at maturity of the 11-1/2% Senior Discount Notes due 2011 (the "Notes") issued by the Company and ASG Finance, Inc., excluding Notes owned by the Company or any affiliate of the Company, to amend the reporting and certification covenants under the indenture governing the Notes.

As of 5:00 p.m., New York City time, on March 14, 2007 (the "Consent Payment Deadline"), consents had been received from holders of $181,625,000 in aggregate principal amount at maturity of the Notes.

Accordingly, the requisite consents to adopt the proposed amendments to the indenture governing the Notes have been received, and a supplemental indenture to effect the proposed amendments has been executed. The Company expects to make payment of the related initial consent fee on March 16, 2007.

The initial consent fee offered to holders was equal to the product of $10.00 multiplied by a fraction, the numerator of which is the aggregate principal amount at maturity of the Notes and the denominator of which is the aggregate principal amount at maturity of the Notes for which valid consents have been received and not validly withdrawn prior to the Consent Payment Deadline. As a result, each consenting holder will receive an initial cash payment of $10.79 per $1,000 principal amount at maturity of the Notes for which valid consents were received and not withdrawn prior to the Consent Payment Deadline. In addition, consenting holders are also entitled to a deferred contingent consent fee as long as any of the Notes remains outstanding (and not subject to a notice of redemption issued on or prior to such date providing for the redemption in full of the Notes) on November 1, 2008 and on each February 1, May 1, August 1 or November 1 thereafter, excluding the maturity date (each a "Quarterly Accrual Date"), of $2.50 per $1,000 principal amount at maturity of the Notes for which valid consents were received and not withdrawn prior to the Consent Payment Deadline.

Banc of America Securities LLC acted as the exclusive solicitation agent and Global Bondholder Services Corporation acted as the information and tabulation agent for the consent solicitation. Questions regarding the consent solicitation may be direct to Banc of America Securities LLC, High Yield Special Products, at (888) 292-0070 (U.S. toll-free) or (704) 388-9217 (collect).

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The solicitations were made solely pursuant to the Company's Consent Solicitation Statement dated February 14, 2007, the related Letter of Consent and a Supplement to the Consent Solicitation Statement dated March 12, 2007.

About American Seafoods

American Seafoods is a leader in the harvesting, processing, preparation and supply of quality seafood. Harvesting a variety of fish species, the Company processes seafood into an array of finished products, both on board its state-of-the-art fleet of vessels and at its HACCP-approved production facilities located in both Massachusetts and Alabama. The Company produces a diverse range of fillet, surimi, roe and block product offerings, made from Alaska pollock, Pacific whiting, Pacific cod, sea scallops, and U.S. farm raised catfish. Finished products are sold worldwide through an extensive global distribution and customer support network. From the ocean to the plate, American Seafoods has established a global sourcing, selling, marketing and distribution network bringing quality seafood to consumers worldwide. For more information, please visit us at www.americanseafoods.com.

This press release contains forward-looking statements. The words "will," "believes," "anticipates," "intends," "estimates," "expects," "projects," "plans," or similar expressions are intended to identify forward-looking statements. All statements in this press release other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated sales, projected costs, prospects, plans and objectives of management and events or developments that the Company expects or anticipates will occur, are forward-looking statements. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of the Company's control and could cause actual results to differ materially from such statements.